Exhibit 10.3

OURA INC.

EQUITY PLAN 2015

The shareholders of Oura Health Oy (previously JouZen Oy) previously decided by unanimous written resolution dated 15 December 2015 to adopt this equity plan (the Equity Plan 2015) and to authorize Oura Health Oy’s Board of Directors to issue grants hereunder to various stakeholders of Oura Health Oy and its Subsidiaries (if any) as set out herein. Oura Health Oy’s Board of Directors has on 28 January 2026 resolved to amend the terms of this Plan. On March 31, 2026, in connection with a series of transactions whereby Oura Health Oy became a subsidiary of Oura Inc., by unanimous written consent of Oura Inc.’s Board of Directors, Oura Inc. assumed the Equity Plan 2015, as amended from time to time. The terms of the Equity Plan 2015, as assumed, are set forth below.

DEFINITIONS

As used in this Plan the following terms will have the following meanings:

“Board” means the Board of Directors of the Company.

“Company” means Oura Inc., a Delaware corporation.

“ConversionCo” has the meaning set out in Section 2.7 of this Plan.

“Corporate Conversion” has the meaning set out in Section 2.7 of this Plan.

“Expiration Date” means the earlier of: (i) the last day of the Subscription Period or (ii) in the event the Participant is Terminated then with respect to any Option the last day on which such Option can be exercised for Share.

“Option” means an option to purchase Shares of the Company under the Plan.

“Stock Option Agreement” means each agreement by and between the Company and any Participant containing detailed stipulations on the Options such as the number of Options granted, Subscription Price and Subscription Period.

“Subscription Price” means the price at which the Participant may purchase the Shares issuable upon exercise of the Options.

“Participant” means a person who receives an Option under this Plan.

“Plan” means this Equity Plan 2015 and, with respect to the US Participants, also the US Addendum.

“Share” or “Shares” means the common stock (as set out in the Company’s Amended and Restated Certificate of Incorporation) of the Company to be issued against Options or Restricted Share grants under this Plan.

“Subscription Period” means the time period during which the Options are exercisable (i.e. subscriptions of Shares can be made) under this Plan and the Stock Option Agreement.

“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the corporation to be treated as the controlling corporation if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

“Restricted Shares” means Common stock of the Company granted under the US Addendum subject to such repurchase, forfeiture and other restrictions as the Board shall determine in its sole discretion.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, consultant, member of the Board or member of the management of the Company or a Subsidiary of the Company. “Termination Date” means the date that the Board determines in good faith that a Participant has ceased to provide such services to the Company or its Subsidiary.

“US Addendum” means the US Addendum adopted by the shareholders containing additional terms and conditions applicable to Option and Restricted Share grants to Participants that are residents of, or otherwise subject to taxation in or by, the United States.

1.	Terms and Conditions of the Options and Share Grants

1.1	Number of the Options or Shares

The maximum number of Shares or Restricted Shares, as set out in the US Addendum, that may be issued under this Plan shall be 6,244,500 (following the 23-for-1 stock split of Oura Health Oy resolved on 11 March 2022).

1.2	Issuance and allocation of the Options

The Company’s and its Subsidiaries’ current and future employees, consultants, advisors, management and members of the Board are eligible to be granted Options to aid the Company in recruiting and retaining service providers of outstanding ability and to motivate such persons to exert their best efforts on behalf of the Company and its Subsidiaries by providing incentives through the granting of Options for compensatory purposes.

The Board shall decide on the procedure to issue and on the allocation of the Options to individual recipients. The Board shall also determine the form of Stock Option Agreement to be used for equity grants under this Plan, and shall have the authority to decide on matters not covered by this Plan, such as the right (if any) to exercise Options following Termination of employment or other relationship of the Participant.

Options may be allocated in derogation of the pre-emptive subscription rights of the existing shareholders of the Company, since the Options are meant as part of its personnel commitment and incentive scheme, and can therefore be considered to have weighty economic reasons from the perspective of the Company.

The Company shall notify the recipients of the Options in writing of the granting of the Options as well as enter into a Stock Option Agreement with each Participant concerning such Options.

The Company may require, as a condition to a grant of an Option, that the Participant adheres to the Company’s shareholders’, minority shareholders’ or similar agreement with respect to the Shares subject to the Option grant.

1.3	Assignment and transfer of the Options

Unless otherwise approved by the Board, the Options will not be transferable or assignable by a Participant and may not be pledged or made subject to similar rights of third parties.

1.4	Subscription and payment for the Options

The Participant for whom the Board has decided to issue Options shall subscribe for the respective Options in a manner permitted by the Board by entering with the Company or its Subsidiary into a Stock Option Agreement specifying the number of Options issued to the respective Participant.

The Options are issued free of charge to the Participants.

2.	Terms and conditions of the share subscription

2.1	Right to subscribe for the Shares

Each Option shall entitle the Participant to subscribe for one (1) Share of the Company. The Company’s share capital shall not be increased as a result of the subscriptions of the Shares on the basis of the Options.

2.2	Subscription of Shares

2.2.1	Subscription Period

The Subscription Period for Shares under this Plan has begun upon registration of this Plan with the Finnish Trade Register and has been extended on 22 March 2023 so that it expires on 31 December 2027. The Subscription Period for each Participant may be divided under the Stock Option Agreement into a special vesting schedule within the above mentioned time period, so that the Participant will not be entitled to subscribe for any or all of the Shares at the beginning of the Subscription Period.

The Shares can be subscribed for in a manner as permitted by the Board.

2.2.2	Payment for the Shares

Payment for the Shares shall be made upon subscription. Payment may be made in such form as permitted by the Board.

2.2.3	Subscription Price

The Subscription Price of the Shares under the Options shall be determined by the Board with respect to each Option grant. The Subscription Price is set to be incentivizing for the Participant in light of the current fair market valuation of the Company (as determined by the Board) and the expected development of the same during the term of this Plan.

2.3	Rights pertaining to the Shares

The Shares shall give entitlement to dividends for the financial year during which they are subscribed and thereafter. The other rights pertaining to the Shares shall begin as soon as the respective Shares have been registered in the Company’s books and records.

2.4	Share issues, convertible loans, stock options and other special rights prior to the share subscription

If the Company issues new shares or convertible loans or stock options or any other special rights before the subscription of the Shares under this Plan, the said issue shall have no effect on the Options or Restricted Shares.

Notwithstanding the aforesaid, should the Company issue new shares to its shareholders free of charge in the same proportion as they already own shares in the Company (a so-called share split) or should the Company combine the shares owned by its shareholders in the same proportion as they own shares in the Company (a so-called reverse split), the Participant shall be treated equally with the shareholders by altering the number of Shares available for subscription and the Subscription Price in a manner determined by the Board.

2.5	Rights in certain special circumstances

Should the Company be placed in liquidation before the subscription of the Shares under this Plan: (1) the Participant shall be reserved an opportunity to exercise his/her/its Options to the extent that the Participant’s Options are exercisable under this Plan and the Stock Option Agreement before the beginning of the liquidation proceedings, during a time period determined by the Board; and (2) the Board may authorize the lapse of any remaining vesting restrictions on Restricted Shares.

Should the Company’s assets be distributed, (1) the Participant shall be reserved an opportunity to exercise his/her/its Options to the extent that the Participant’s Options are exercisable under this Plan and the Stock Option Agreement before such distribution, during a time period determined by the Board; and (2) the Board may authorize the lapse of any remaining vesting restrictions on Restricted Shares. Notwithstanding the aforesaid, should the distribution take place in the form of dividends, such distribution shall not have any effect on the Options, but shall be paid on outstanding Restricted Shares.

Should the Company resolve to acquire its own shares or any special rights by an offer made to all shareholders or holders of such rights, the Participant shall be made an equivalent offer to the extent that the Participant’s Options are exercisable under this Plan and the Stock Option Agreement and to the extent the restrictions on a Participant’s Restricted Shares have lapsed. In other cases the acquisition of the Company’s own shares or any special rights does not require the Company to take any action in relation to the Options or unvested Restricted Shares.

In case, before the end of the Subscription Period, a situation in which a shareholder that possesses over 90% of the shares of the Company and therefore has the right and obligation to redeem the shares of the remaining shareholders, arises, the Participant shall be entitled to exercise his/her Options to the extent that the Participant’s Options are exercisable under this Plan and the Stock Option Agreement, within a period of time determined by the Board of Directors, after which no subscription rights exist.

2.6	Exit

If an Exit occurs, then the Board of Directors of the Company may, in its discretion, accelerate the vesting of Options and the lapse of restrictions of Restricted Shares such that all (or a portion) of unvested Options or Restricted Shares shall become immediately vested in connection with the Exit. For the purposes of the aforesaid, the term Exit shall mean any of (a) any transaction, or series of related transactions, in which control of at least fifty percent (50%) or more of the Company’s then-outstanding shares or then-outstanding votes is transferred, including a merger or a similar transaction; or (b) substantially all of the assets or intellectual property rights of the Company are transferred (whether in a single transaction or series of related transactions), in either case to an arms-length third-party entity (or entities) that is (or are) not directly or indirectly controlled by or under common control with the Company.

After the Exit has been completed, all unvested Restricted Shares shall cease to exist and all unexercised Options forfeited, unless otherwise determined by the Board of Directors. In the above situations, the Participant has no right to require that the Company redeem the stock options from him/her/it for market value in accordance with applicable law.

Should the Company resolve to merge into another company as the company being acquired or in a company to be formed in a combination merger or if the Company resolves to be divided, and such merger or division would not be deemed to constitute an Exit, the Participant shall before the merger or division be given the right to exercise his/her/its Options (to the extent that the Options are exercisable under this Plan and the Stock Option Agreement) within the period of time determined by the Board of Directors. After such date no subscription right shall exist. In the above situations the Participant has no right to require that the Company redeem the Options from him/her/it for market value in accordance with applicable law.

2.7	Corporate Conversion

Should the Board authorize or the Company resolve upon the conversion or redomicile of, or other transaction involving, the Company for the purpose of changing the Company’s form of entity (including but not limited to a corporation or similar entity) and/or governing jurisdiction (including, but not limited to the State of Delaware in the United States of America) or introducing a new parent company, whether by way of statutory conversion, merger, consolidation, share exchange, a combination of the foregoing or otherwise (the “Corporate Conversion” and the entity resulting from the Corporate Conversion, “ConversionCo”), whereby the equity securities in the Company would be exchanged for or converted into equity securities that have substantially similar rights, preferences and obligations as were applicable to the equity securities exchanged for such equity securities, except, in each case, for differences that are immaterial, the Board may resolve that any and all outstanding Options and Restricted Shares granted under the US Addendum, vested or unvested, shall be cancelled upon the implementation of the Corporate Conversion, subject to each Participant being granted or reissued new options or restricted shares or similar equity rights, as applicable, in ConversionCo, upon substantially similar terms as the Options and Restricted Shares, save for any differences that are either technical or immaterial or that are required due to applicable law or jurisdictional differences.

The Participant shall before the Corporate Conversion be given the right to exercise his/her/its Options and Restricted Shares (to the extent that such are exercisable under this Plan and the Stock Option Agreement and, as applicable, the US Addendum and the Restricted Share Agreement) within the period of time determined by the Board. After such date, as determined by the Board, no subscription right shall exist.

In the above situations, the Participant has no right to require that the Company redeem the Options and/or Restricted Shares from him/her/it for market value in accordance with applicable law or otherwise.

3.	Applicable law; settling of disputes

This Plan and the Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding its choice of law provisions. If any provision of this Plan or the Stock Option Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

Any dispute, controversy or claim arising out of or relating to this Plan or the Stock Option Agreement shall be finally settled by arbitration in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures. The arbitration tribunal shall comprise of one (1) arbitrator. The place of arbitration shall be San Francisco, California.

4.	Other provisions

The Board shall have the right to approve the exercise of the Options and the Share subscriptions made thereunder as well as to determine any technical changes or changes of any other type to be made in the terms of this Plan to the extent allowed under applicable law.

The Board shall have the right to authorize the Company to enter into the Stock Option Agreements and to derogate from the above terms to the extent allowed under applicable law.

All the Shares of the Company are subject to a redemption clause and a consent clause according to the Company’s Bylaws.

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OURA INC.

US ADDENDUM TO EQUITY PLAN 2015

Oura Health Oy (previously JouZen Oy) established and adopted this US Addendum (the Addendum) to the Oura Health Oy Equity Plan 2015 for US Participants, as additional terms to the Equity Plan 2015 and as a part thereof. On March 31, 2026, in connection with a series of transactions whereby Oura Health Oy became a subsidiary of Oura Inc., by unanimous written consent of Oura Inc.’s Board of Directors, Oura Inc. assumed the Equity Plan 2015, as amended from time to time, including this Addendum, as amended from time to time (this Addendum and the Equity Plan 2015 collectively, the Plan). The terms of the Addendum, as assumed, are set forth below.

For purposes of this Addendum and the Plan, a “Participant” means a person who receives an Option or a Restricted Share grant under this Plan. A Participant shall be considered a “US Participant” if such Participant is a resident of, or otherwise subject to taxation in or by, the United States. To the extent that the provisions of the main text of the Equity Plan 2015 and this US Addendum are in conflict, the US Addendum shall control Restricted Share and Option grants to US Participants. All capitalized terms not otherwise defined in this Addendum shall have the meaning set forth in the Equity Plan 2015.

The Plan was originally adopted by the shareholders of Oura Health Oy on December 15, 2015, and subsequently amended as set forth in the Equity Plan 2015.

1. Purpose of the US Terms and Eligibility. The purpose of this Addendum is to aid the Company in recruiting and retaining service providers of outstanding ability in, or subject to laws of, the United States and to motivate such persons to exert their best efforts on behalf of the Company and its Subsidiaries by providing incentives through the granting of Options and Restricted Shares for compensatory purposes. The Company’s and its Subsidiaries’ current and future US employees, consultants, advisors, management and members of the Board are eligible to be granted Options and Restricted Shares under this US Addendum. A copy of the Plan will be delivered to any US Participant upon grant of Options or Restricted Shares.

2. Maximum Limit. The maximum number of Options and Restricted Share grants that may be granted under the Plan (including to US Participants) shall be 6,244,500 (following the 23-for-1 stock split of Oura Health Oy resolved on 11 March 2022). Notwithstanding the foregoing, no US Participant shall receive grants of Options under the Plan which exceed 1,610,000 shares during any fiscal year of the Company.

3. Options. The Board of Directors of the Company shall have the power and authority to grant to US Participants pursuant to the terms of the Plan: (i) Incentive Stock Options to US Participants that are employees of the Company and its Subsidiaries and (ii) Nonqualified Stock Options to all eligible US Participants. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

4. Subscription Price. Notwithstanding Section 2.2.3 of the Plan, the Subscription Price at which the US Participants may purchase the Shares issuable upon exercise of each Option shall be as provided by the Board and as set forth in the accompanying Stock Option Agreement. For all US Participants, Subscription Price shall be not less than the fair market value as determined in good faith by the Board in compliance with applicable law (the Fair Market Value) of the Shares subject to the Option on the date the Option is granted.

5. Other Provisions Applicable to Options. In order to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code (the Code) and the rules promulgated thereunder, an Option granted under the Plan must meet certain criteria stated therein. The following shall apply to Options granted to US Participants under the Plan:

(a) Option Price. If a US Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company and an Incentive Option is granted to such US Participant, the Subscription Price per Share shall be no less than 110% of the fair market value per Share on the date the Incentive Stock Option is granted.

(b) Option Term. No Incentive Stock Options shall be granted under the Plan after 31 December 2023. No Options shall be exercisable after 31 December 2027. If a US Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company and an Incentive Stock Option is granted to such US Participant, the term of such Option shall be no more than five years from the date of grant.

(c) Exercise After Termination of Employment or Service Relationship. In the event of termination of employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the Incentive Stock Option will thereafter be treated as a Non-Qualified Option.

(i) Termination of US Participant for Reasons other than Death or Disability. If a US Participant’s employment or other service by the Company or any Subsidiary Terminates for any reason other than death or disability, the Option may thereafter be immediately exercised, to the extent then exercisable, by the US Participant for a period of (i) three (3) months from the date of termination of employment or service relationship, or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless a shorter or longer period of exercise is provided in the US Participant’s Stock Option Agreement or unless such Termination is for cause (or where grounds for a Termination for cause may exist), in which case the Board may provide that there shall be no post- termination exercise period.

(ii) Termination of US Participant for Death or Disability. If a US Participant’s employment or other service by the Company or any Subsidiary Terminates for death or disability, the Option may thereafter be immediately exercised, to the extent then exercisable, by the US Participant (or in the case of death, by the legal representative of the estate or by the legatee of the US Participant under a will), for a period of (i) six (6) months from the date of termination of employment or service relationship, or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless a shorter or longer period of exercise is provided in the US Participant’s Stock Option Agreement.

(d) Annual Limit on Incentive Stock Options. The aggregate fair market value (determined as of the time the Option is granted) of the Shares with respect to which an Incentive Stock Option under this Plan or any other plan of the Company is exercisable for the first time by a US Participant during any calendar year shall not exceed $100,000.

6. Assignment; Transfer of Options. Notwithstanding Section 1.3 of the Equity Plan 2015, the Options or Restricted Share grants are not transferable or assignable by U.S. Participant and may not be pledged or made subject to similar rights of third parties, except that the Board may permit transfer by will, by the laws of descent and distribution, to a revocable trust, or as permitted by Rule 701 of the Securities Act of 1933, as amended. All Incentive Stock Options shall be exercisable, during the US Participant’s lifetime, only by the US Participant to whom the Incentive Stock Option was granted.

7. Early Exercise. Options granted to US Participants may provide for “early exercise” of such grant as reflected in the applicable Stock Option Agreement.

8. Grant of Restricted Shares. In addition to the grant of Options to US Participants, the Company may grant Restricted Shares to US Participants subject to such repurchase or forfeiture restrictions, and other terms and conditions, as the Board shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in a Restricted Share Agreement. The Board may determine whether

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Restricted Share grants will be issued free of charge or against payment for such amount per Restricted Share as may be determined by the Board. The Board shall decide on the procedure to issue Restricted Share grants and on the allocation of Restricted Share grants to US Participants. The Board shall also determine the form of Restricted Share Agreement to be used for equity grants under this US Addendum, and shall have the authority to decide on matters not covered by the Plan. The Board shall have the right to authorize the Company to enter into Restricted Share Agreements and to derogate from the above terms to the extent allowed under applicable law.

The Company shall notify the recipients of Restricted Shares in writing of the granting of the Restricted Shares as well as enter into a Restricted Share Agreement with each Participant concerning such Restricted Shares. Restricted Shares may be allocated in derogation of the pre-emptive subscription rights of the existing shareholders of the Company, since the Restricted Shares are meant as part of its personnel commitment and incentive scheme, and can therefore be considered to have weighty economic reasons from the perspective of the Company.

9. Repurchase and Similar Rights. Vested and/or unvested Shares acquired under an Option or grant of Restricted Shares may be subject to a share repurchase option, or a requirement to sign a minority or similar shareholders’ agreement, in favor of the Company as determined by the Board in its discretion at the time an Option or Restricted Shares are granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

10. Withholding Obligations. The US Participant shall be required to pay to the Company, and the Company shall have the right and is authorized to withhold from any compensation or other amounts payable to the US Participant by the Company, any applicable federal, state, local, foreign or other tax withholding obligation triggered by an event relating to Shares under an Option or Restricted Shares, and the US Participant shall be required to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes.

11. Amendment. The Board may at any time, from time to time, amend the terms of any one or more Options or Restricted Shares; provided, however, any such amendment that shall materially impair the rights of a US Participant shall require the US Participant’s written consent.

12. Securities Laws. The grant of Options and the issuance of Shares, including Shares issued pursuant to Options, shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities.

13. Changes to Applicable US Law under the Code. To the extent that the Code or the rules promulgated thereunder require additional conditions in order for an Option to qualify as an Incentive Stock Option, such conditions are deemed incorporated herein. To the extent that the Code or the rules promulgated thereunder are hereinafter amended or modified, this US Addendum shall be similarly so amended or modified so as to retain the qualification of any Option granted under the Plan as an incentive stock option.

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OURA INC.

EQUITY PLAN 2015

STOCK OPTION AGREEMENT

Oura Inc., a Delaware corporation (the Company), hereby grants to Participant free of charge, and Participant hereby accepts, stock options (the Options) pursuant to the Oura Inc. Equity Plan 2015 (the Plan) to purchase the total number of common stock (as set out in the Company’s Amended and Restated Certificate of Incorporation) in the Company set forth below (the Shares) at the subscription price per Share set forth below (the Subscription Price), subject to all of the terms and conditions of this Stock Option Agreement (the Agreement) and the Plan. This Agreement is entered into as of ___________________ (the Date of Grant). Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

If the Company uses an electronic capitalization table system (such as Carta or Shareworks) and the fields in this Agreement are blank or the information is otherwise provided in a different format electronically, the blank fields and other information will be deemed to come from the electronic capitalization system and is considered part of the Options and the Agreement. In addition, the Company’s signature below shall be deemed to have occurred by the Company’s input of the Options in such electronic capitalization table system and the Participant’s signature below shall be deemed to have occurred by Participant’s online acceptance of the Options through such electronic capitalization table system.

1.	Participant Information.

Participant:	Personal Identity Number:

[•]	[•]

Address:

[•]

2.	Options, Subscription Price and Subscription Period.

The period of time during which the Participant may subscribe (purchase) the Shares subject to the Options is called the “Subscription Period”. The Subscription Period begins on the Date of Grant and will remain open until the Expiration Date.

Total number of Options granted to the Participant (one Option entitles the Participant to subscribe for one Share)	Subscription Price per Share	Subscription Period

[•]	$[•] USD	[•]

3.	Vesting.

Provided that the Participant continuously provides services as an employee, consultant, member of the management or member of the Board of Directors of the Company or its Subsidiaries through the vesting dates (the Vesting Dates) set forth below, Participant shall become entitled to (or “vest”) in such number of Options that correspond to the percentage specified below on the relevant Vesting Date. Notwithstanding anything contrary stated in the Plan or this Agreement, Participant shall have no right to exercise any Options except to the extent such Options have vested in Participant pursuant to the vesting schedule set forth below. Participant shall stop vesting as of Participant’s Termination, at which time all unexercised, unvested options will automatically terminate and be forfeited to the Company with no further notice.

In case of any dispute as to whether and when Participant is Terminated, the Board shall have discretion to determine in good faith whether Participant has been Terminated and the effective date of such Termination. The right to subscribe for Shares in the event of Termination, to the extent that Participant is entitled to subscribe for such Shares through the exercise of vested Options on the Termination Date, continues until the date that is 30 days from the Termination Date, at which time the vested Options will automatically terminate and be forfeited to the Company with no further notice.

Vesting Date	Number of Options that vest on Vesting Date
If Finnish employee: not earlier than the day when one year and one day have passed from the date when the Board of Directors of Oura Health Oy (or Oura Inc., if originally granted by Oura Inc.) has resolved on granting the options.

4.	Accelerated Vesting.

The Board of Directors of the Company may separately resolve that the Vesting Dates set forth above shall be accelerated so that all or part of the Options granted under this Agreement shall become immediately vested in the schedule and as set forth in such resolution by the Board of Directors.

5.	Manner of Exercise.

To subscribe for the Shares under this Agreement, Participant must: (a) complete and deliver to the Company written notice in a form approved by the Company setting forth the number of the Shares that the Participant desires to subscribe for; (b) adhere to the Company’s shareholders’ agreement or, at the discretion of the Board, minority shareholders’ agreement generally applicable to similarly situated shareholders in the form required by the Board; and (c) deliver to the Company the total Subscription Price for such Shares.

6.	Repurchase Option.

Any Shares issued pursuant to the exercise of the Option shall be subject to restrictions or rights of first refusal set forth in the Company’s Bylaws, any shareholders or other agreement with the Company or its other shareholders by which Participant is bound and, upon Termination, subject to a repurchase option in favor of the Company, whereby the Company may repurchase any or all such Shares at the fair market value of a Share, as determined by the Board of Directors, at the time of repurchase (the Repurchase Option). The Repurchase Option shall be exercisable by the Company within six (6) months after the Participant’s Termination, or in the case of Shares issued upon exercise of the Option after such date of termination, within six (6) months after the date of such exercise. The Company may pay for Shares repurchased pursuant to the Repurchase Option with any form of consideration permissible under applicable law.

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7.	Representations and Warranties.

The Participant hereby represents and warrants and agrees with the Company as follows:

a)

The Participant is familiar with the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire Shares issuable upon exercise of the Option.

b)

The Participant acknowledges that the Option and any Shares issuable upon exercise of the Option may be subject to certain encumbrances, including, but not limited to, drag along rights in favor of certain shareholders of the Company, limitations on transfer, vested repurchase rights in favor of the Company, and other encumbrances as may be set forth from time to time in the Plan, the Company’s Bylaws, and/or applicable agreements by and among the Company and the Company’s shareholders, including the Shareholders’ Agreement. Such rights shall be in addition to, and not in lieu of, any rights of the Company herein.

8.	Obligation of Co-Sale.

The Participant irrevocably agrees for the benefit of all other shareholders in the Company and the Company that if a bona fide arms-length purchaser has made a bona fide written offer to purchase shares in the Company in a transaction that would constitute an Exit (as defined in the Plan), and the Board (or a majority of the shareholders) considers such an offer acceptable and decides that the Participant shall sell his/her Options as part of the Exit, then upon receipt of a written notice of the terms and conditions of such an offer, the Participant shall irrevocably agree to transfer all of his/her Options to the offeror on the same or in all material respects corresponding terms and conditions. The purchase price for each Option shall be the price per Share offered by the offeror minus the Subscription Price for such Share under the Plan and this Stock Option Agreement.

9.	Entire Agreement.

The Plan is incorporated herein by reference. This Agreement, the agreements referenced herein and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof. Should the provisions of this Agreement and the Plan be in discrepancy with each other, the provisions of this Agreement shall prevail to the extent allowed under applicable law.

10.	Successors and Assigns.

The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.

(signature page follows)

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Participant has executed this Agreement in duplicate as of the Date of Grant.

OURA INC.	PARTICIPANT

(Signature)	(Signature)
(Please print name)	(Please print name)

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